Exhibit 99.1

NEWS RELEASE
For Immediate Release
Contact: Alison Ziegler, Cameron Associates (212) 554-5469
alison@cameronassoc.com      www.americanecology.com

AMERICAN ECOLOGY APPOINTS JEFFREY MERRIFIELD TO ITS BOARD OF DIRECTORS

BOISE, Idaho – November 15, 2007 — American Ecology Corporation [NASDAQ: ECOL] today announced the appointment of Jeffrey S. Merrifield, age 44, to its Board of Directors. Merrifield joins Chairman Kenneth C. Leung and fellow Directors Roy C. Eliff, Edward F. Heil, John W. Poling, Richard T. Swope, and President and Chief Executive Officer Stephen A. Romano on the Board.

“Jeff Merrifield’s prior experience as a Commissioner of the U.S. Nuclear Regulatory Commission, and as Counsel and Staff Director for the U.S. Senate Environment and Public Works Committee’s Subcommittee on Superfund and Waste Control will be a great asset to American Ecology as we continue to execute our growth strategy,” stated Kenneth Leung. “His legal background will also bring a valuable perspective to our Board.”

Merrifield’s background includes more than 20 years of diverse experience as a two term Presidential appointee to the U.S. Nuclear Regulatory Commission where he served from 1998 to 2007, a senior Congressional staff member and a practicing attorney in Washington, D.C.

Merrifield is currently Senior Vice President of the Shaw Group’s Power Group. He is a member of the American Nuclear Society and is admitted to the Bar in Washington, D.C. and New Hampshire.

Merrifield’s appointment brings the number of American Ecology directors to seven.

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About American Ecology Corporation
American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous, and non-hazardous waste services to commercial and government customers throughout the United States, such as steel mills, medical and academic institutions, petro-chemical facilities and the nuclear power industry. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will successfully execute its growth strategy. For information on other factors that could cause actual results to differ materially from expectations, please refer to American Ecology Corporation’s December 31, 2006 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.